UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2010

Worldwide Energy and Manufacturing USA, Inc .
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-31761 (Commission File Number)	84-1536519 (IRS Employer Identification No.)

408 N. Canal Street, Unit A&B, South San Francisco, CA 94080
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (650) 794-9888

Copies to:
Darrin M. Ocasio, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Amendment Agreement

On February 9, 2010, Worldwide Energy & Manufacturing USA, Inc. (the "Company") entered into an Amendment Agreement with approximately 74% of prior investors (the "Amendment Agreement") which amended the terms of the Securities Purchase Agreement (the “Initial Purchase Agreement”) and Registration Rights Agreement (the “Initial Registration Rights Agreement”), both dated January 26, 2010, between the Company and the such investors.  Pursuant to the terms of the Amendment Agreement, Section 2.1 of the Initial Purchase Agreement was amended to replace the term “$8,000,000” with “$9,000,000” and Section 1.1 was amended to amend the definitions of “Exempt Issuance” and “Transaction Documents”, respectively.  Additionally, Section 1 of the Initial Registration Rights Agreement was amended to amend the definition of “Registrable Securities”.

Securities Purchase Agreement

On February 9, 2010 the Company entered in a Securities Purchase Agreement with certain accredited investors (the “Investors”) (the “Purchase Agreement”) for the sale of up to 193,179 shares of its common stock (the “Common Stock”) and warrants (the “Warrants”) to purchase an aggregate of 193,179 shares of the Company’s common stock for an aggregate purchase price of $869,307 (the Warrants and, together with the Common Stock, the “Private Placement Securities”).  Ladenburg Thalmann & Co., Inc. acted as placement agent with respect to $149,307 of the Private Placement Securities and the Company did not use a placement agent with respect to the remaining Private Placement Securities.. The Warrants are exercisable for a period of five years from closing at an exercise price of $5.65 per share.  The Warrants provide the investors with full ratchet anti-dilution protection with relation to the exercise price of the warrant for a period of 18 months from the closing. The Warrants may not be exercised if, after such exercise,  such holder would beneficially own, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, more than 4.99% of the number of shares of common stock then issued and outstanding.

In connection with the transaction, the Company also entered into a registration rights agreement (the "Registration Rights Agreement") with the Investors. The Registration Rights Agreement provides that the Company will file a "resale" registration statement (the "Initial Registration Statement") with the Securities and Exchange Commission (the "SEC") covering all of the Private Placement Securities within 30 days from the date of the closing of the transaction. If any of the Private Placement Securities are unable to be included on the Initial Registration Statement, the Company has agreed to file subsequent registration statements until all of the Private Placement Securities have been registered.

As further consideration for the transaction, the Company, along with the Investors, entered into a share escrow agreement (the "Share Escrow Agreement") with the Company, which will place  193,179 shares of the Company's newly-issued common stock into escrow (the "Make Good Shares"), to be distributed to Investors if certain financial milestones of the Company are not met. Pursuant to the terms of the Share Escrow Agreement, if the Adjusted EBITDA as reported in the Company's 2010 Annual Report on Form 10-K is less than $4,000,000 (subject to certain exclusions) (the "2010  EBITDA Milestone"), then the Investors shall be entitled to receive on a "pro rata" basis (determined by dividing each Investor's investment amount by the aggregate of all investment amounts delivered to the Company by the Investors under the Agreement) for no consideration other than their part of their respective Subscription Amount at Closing, some or all of the Make Good Shares determined according to the following formula:

E	Minus	C
((A / B) X D)

For the purposes of the foregoing formula:

 A = 2010 Adjusted EBITDA

B = 2010 EBITDA Milestone

C = Total number of Shares issued to the Purchasers hereunder

D = 4.50

E = Total Subscription Amount

In addition, if the Company's Adjusted EBITDA as reported in the Company's 2010 Annual Report on Form 10-K is less than the 2010 EBITDA Milestone, the exercise price of the Warrant will be adjusted to a price equal to $4.50 multiplied by a fraction the numerator of which is the 2010 Adjusted EBITDA and the denominator of which is the 2010 EBITDA Milestone.

  Upon the issuance of the shares of Common Stock, the Company will have 5,642,567 shares of common stock issued. Upon the closing of the private placement, the total dollar amount raised was $8,869,307.

The foregoing is not a complete summary of the terms of the private placement described in this Item 1.01 and reference is made to the complete text of the form of Amendment Agreement, Purchase Agreement, form of Registration Rights Agreement, the, form of Warrant, the form of Share Escrow Agreement and the form of Securities Purchase Agreement for certain investors, attached hereto as Exhibits 10.1, 10.2, 10.3,  4.1, 10.4 and 10.5, respectively.

The Company relied upon an exemption from registration requirements pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant
10.1	Form of Amendment Agreement dated February 9, 2010
10.2	Form of Securities Purchase Agreement dated February 9 2010
10.3	Form of Registration Rights Agreement
10.4	Form of Share Escrow Agreement
10.5	Securities Purchase Agreement dated February 9,2010 with investors who were not introduced to the Company by Ladenburg Thalmann & Co., Inc.

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Worldwide Energy and Manufacturing USA, Inc.

Date: February 10, 2010	By:	/s/ Jimmy Wang
Jimmy Wang
Chief Executive Officer

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